Exhibit 10.3

Form of Share Award for Employees

GRAMERCY PROPERTY TRUST

2016 EQUITY INCENTIVE PLAN

SHARE AWARD AGREEMENT

SUMMARY OF SHARE AWARD

The Compensation Committee of the Board of Trustees of Gramercy Property Trust has determined to grant to you a share award for common shares of beneficial interest, par value $0.01 per share, of Gramercy Property Trust (the “Shares”) under the Gramercy Property Trust 2016 Equity Incentive Plan (the “Plan”). The terms of the share award are set forth in the Share Award Agreement (the “Agreement”) provided to you. The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the Agreement.

Grantee:
Date of Grant:
Total Number of Shares Granted:
Vesting Schedule*:	Shares on June 30, 2017
Shares on June 30, 2018
Shares on June 30, 2019
Shares on June 30, 2020

* Except as set forth in the Agreement, the Grantee must be employed by, or providing service to, the Employer (as defined in the Plan) on the applicable vesting date for the applicable portion of the Share Award to become vested.

GRAMERCY PROPERTY TRUST
2016 EQUITY INCENTIVE PLAN

SHARE AWARD AGREEMENT
This SHARE AWARD AGREEMENT (this “Agreement”), dated as of [ __ ], 2016 (the “Date of Grant”), is delivered by Gramercy Property Trust, a Maryland real estate investment trust (the “Company”), to [ __ ] (the “Grantee”).
RECITALS
A.    The Gramercy Property Trust 2016 Equity Incentive Plan (the “Plan”) provides for the grant of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”) pursuant to restricted share awards (“Share Awards”).
B.    The Company has decided to make a Share Award grant under the Plan to the Grantee.
NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1.Share Award Grant. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Committee hereby grants to the Grantee [ __ ] Shares, subject to the restrictions set forth below and in the Plan (“Restricted Shares”). Restricted Shares may not be transferred by the Grantee or subjected to any security interest until Restricted Shares have become vested pursuant to this Agreement and the Plan.
2.    Vesting and Nonassignability of Restricted Shares.
(a)    Except as set forth in this Section 2, Restricted Shares shall become fully vested, and the restrictions described in this Agreement shall lapse, with respect to [ __ ] Restricted Shares on June 30, 2017, [ __ ] Restricted Shares on June 30, 2018, [ __ ] Restricted Shares on June 30, 2019, and [ __ ] Restricted Shares on June 30, 2020 (each a “Vesting Date”), in each case if the Grantee continues to be employed by, or provide service to, the Employer (as defined in the Plan) from the Date of Grant to the applicable Vesting Date.
(b)    Except as set forth in Sections 2(c) and 2(d) below, if the Grantee ceases to be employed by, or provide service to, the Employer for any reason before Restricted Shares are fully vested, Restricted Shares that are not then vested shall be forfeited and immediately returned to the Company.
(c)    Subject to the conditions set forth in Section 2(e), if the Grantee ceases to be employed by, or provide service to, the Employer due to a Qualified Termination (as defined below) (other than a termination by the Employer in connection with or within 18 months after a Change-in-Control (as defined below)), then the Restriction Period (as defined below) shall end thirty (30) days after the date of such termination with respect to any Restricted Shares with respect to which the Restriction Period would have ended within 12 months after the date of such termination if Grantee had remained employed through such date and such Restricted Shares will vest thirty (30) days after such date.

(d)    Subject to the conditions set forth in Section 2(e), if the Employer terminates the Grantee’s employment without Cause (as defined below) in connection with or within 18 months after a Change-in-Control, then the Restriction Period shall end thirty (30) days after the date of such termination with respect to all unvested Restricted Shares granted under this Award that remain outstanding and such shares will vest thirty (30) days after the date of such termination.
(e)    The provisions of the foregoing Sections 2(c) and 2(d) shall not apply unless the Grantee signs a release containing, among other provisions, a release of claims and non-disparagement, confidentiality and return of property agreements, in a form and manner satisfactory to the Company (the “Release”) and the Release becomes irrevocable within thirty (30) days after the date that the Grantee ceases to be employed by, or provide service to, the Employer. Any termination or forfeiture of unvested Restricted Shares that could vest pursuant to the foregoing Sections 2(c) and 2(d) and otherwise would have occurred on or within thirty (30) days after the Grantee’s date of termination will be delayed until the 30th day after such date (or such earlier date on which it is determined that such Restricted Shares will not vest) and will occur only to the extent such Restricted Shares do not vest pursuant to this Section 2. Notwithstanding the vesting schedule set forth in this Section 2, above, no additional vesting shall occur during the 30-day period following the Grantee’s date of termination. The Company shall hold in escrow until the end of such 30-day period any dividends on Restricted Shares with a record date occurring during such 30-day period. At the end of such 30-day period, the Company will release to the Grantee the dividends, if any, that such Grantee would have been entitled to receive on such Restricted Shares that vested pursuant to this Section 2, and any dividends payable on Restricted Shares that did not vest pursuant to this Section 2 shall be forfeited to the Company.
(f)    During the period before Restricted Shares vest (the “Restriction Period” with respect to such Restricted Shares), such Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Grantee, and any attempt to sell, assign, transfer, pledge or otherwise dispose of such Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon such Restricted Shares, shall be null, void and without effect.
3.    Non-Certificated Shares; Dividends; Voting Rights
(a)    The Company will hold Restricted Shares as non‑certificated restricted shares until Restricted Shares vest. During the Restriction Period with respect to Restricted Shares, the Grantee shall receive any cash dividends with respect to such Restricted Shares, may vote such Restricted Shares and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in Shares or other property or a reclassification, split up or similar event during the Restriction Period with respect to Restricted Shares, the Shares or other property issued or declared with respect to such Restricted Shares shall be subject to the same terms and conditions relating to vesting as the Shares to which they relate.
(b)    When the Grantee obtains a vested right to Restricted Shares, vested Shares shall be issued to the Grantee in non-certificated form free of the restrictions under Paragraph 2 of this Agreement.
(c)    The obligation of the Company to deliver Shares under this Agreement shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as the Company’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee make such representations as the Company deems appropriate.

(d)    All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes.
4.    Definitions. Unless the context requires otherwise, capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:
“Cause” means (A) if the Grantee is a party to an Employment Agreement that includes a definition of “cause,” the definition of such term in such Employment Agreement, or (B) if the Grantee is not party to an Employment Agreement that defines “cause,” (i) engaging in (a) willful or gross misconduct or (b) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its subsidiaries; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its subsidiaries; (iv) fraud, misappropriation or embezzlement; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Grantee; (vi) any illegal act detrimental to the Company or its subsidiaries; (vii) repeated failure to devote substantially all of the Grantee’s business time and efforts to the Company or its subsidiaries; or (viii) the Grantee’s failure to competently perform the Grantee’s duties after receiving notice from the Company or its subsidiaries, specifically identifying the manner in which the Grantee has failed to perform.
“Change-in-Control” means:
(a)    any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (1) the combined voting power of the Company’s then outstanding securities or (2) the then outstanding Shares (or other similar equity interest, in the case of a company other than a corporation), in either such case other than as a result of an acquisition of securities directly from the Company; or
(b)    there shall occur any consolidation or merger of the Company that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation or ceasing to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or
(c)    there shall occur (1) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company, as applicable, immediately prior to such sale, or (2) the approval by shareholders of the Company, as applicable, of any plan or proposal for the liquidation or dissolution of the Company, as applicable; or

(d)    the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Trustees”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any trustee whose election, or nomination for election by the Company’s shareholders was approved or ratified by a vote of at least a majority of the Incumbent Trustees shall be deemed to be an Incumbent Trustee.
“Disability” means, (A) if the Grantee is a party to an Employment Agreement that includes a definition of “disability,” the definition of such term in such Employment Agreement, or (B) if the Grantee is not party to an Employment Agreement that defines “disability”, a disability which renders the Grantee incapable of performing all of his material duties even with a reasonable accommodation on a full time basis for the entire period of four consecutive months or any 120 days in a 180 day period.
“Employment Agreement” means, as of a particular date, the Grantee’s employment agreement with the Company or one of its subsidiaries in effect as of that date, if any.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
[“Good Reason” has the meaning set forth in the Employment Agreement.]1
“Qualified Termination” means the termination of the Grantee’s employment with the Employer due to (i) a termination without Cause by the Company or one of its subsidiaries, [(ii) a termination with Good Reason by the Grantee,]2 or (iii) the Grantee’s death or Disability.
5.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the this Agreement will govern. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board or the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive and binding as to any questions arising hereunder.
6.    Company Policies. The Share Award, Restricted Shares and any Restricted Shares that become vested pursuant to the Share Award are subject to any applicable clawback, recoupment, Share trading or other policies implemented by the Board or the Committee, as in effect from time to time.
7.    Withholding. The Grantee shall be required to pay to the Employer (as defined in the Plan), or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of Restricted Shares. Notwithstanding the foregoing, if the Committee so permits, the Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Restricted Shares by having Shares withheld as provided in the Plan.

1 Only to be included in awards made to employees with Employment Agreements including this concept.
2 Only to be included in awards made to employees with Employment Agreements including this concept.

8.    No Employment or Other Rights. The grant of Restricted Shares shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.
9.    Restrictions on Sale or Transfer of Shares. The Grantee agrees to be bound by the Company’s policies regarding the limitations on the transfer of the Shares subject to this grant and understands that there may be certain times during the year that the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the Shares.
10.    Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.
11.    Effect on Other Benefits. The value of Shares and dividends distributed with respect to Restricted Shares shall not be considered eligible earnings for purposes of any other plans maintained by the Company, and such value shall not be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, including life insurance.
12.    Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Maryland.
13.    Notice. Any notice to the Company provided for in this Agreement shall be in writing and sent personally or mailed, and shall be addressed to the Company at the principal place of business of the Company, Attention: General Counsel. Any notice to the Grantee shall be delivered to the Grantee personally or mailed to the Grantee at the address appearing in the records of the Company.
14.    [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.
GRAMERCY PROPERTY TRUST

By:    ______________________________
Name:
Title:

I hereby (i) acknowledge receipt of the Plan incorporated herein, (ii) acknowledge that I have read this Agreement and understand the terms and conditions of it, (iii) accept the Share Award described in this Agreement, (iv) agree to be bound by the terms of the Plan and this Agreement, and (v) agree that all the decisions and determinations of the Board or the Committee shall be final and binding on me and any other person having or claiming a right under this Award.

Grantee Signature: ______________________________
Grantee Name:

[Signature Page to Restricted Share Award Agreement]